Exhibit 99.1

Contacts:
Investor Relations	Media Relations
Glenn Etherington	David Sharpley
Chief Financial Officer	SVP, Marketing
(972) 403-8501	(613) 287-8200
getherington@metasolv.com	dsharpley@metasolv.com

METASOLV REPORTS 9% INCREASE IN FIRST QUARTER REVENUES;

REDUCTION IN NET LOSS OF 68%

PLANO, TEXAS, April 28, 2005—MetaSolv, Inc. (NASDAQ: MSLV), a global leader in comprehensive service fulfillment solutions for next-generation communications service providers, today announced financial results for the first quarter ended March 31, 2005.

Revenues for the quarter increased 9% to $21.4 million, compared to first quarter 2004 revenues of $19.6 million. MetaSolv reported a net loss for the first quarter of $2.1 million, or $0.05 per share, a 68% improvement compared to a net loss of $6.4 million, or $0.17 per share, in the first quarter of 2004. On a pro forma basis, the company’s first quarter net loss was $1.3 million, or $0.03 per share, a 57% improvement compared to a pro forma net loss of $3.1 million, or $0.08 per share, in the first quarter of 2004. Adjusted EBITDA for the quarter was a negative $0.5 million, compared to a negative $1.7 million for the same period in the prior year.

Pro forma results exclude amortization of intangible assets, restructuring and other costs, and stock compensation expense. Adjusted EBITDA represents pro forma net loss excluding income tax expense, interest and other income, and depreciation and amortization (please see page 7 for a complete reconciliation of pro forma net loss and adjusted EBITDA to net loss reported under Accounting Principles Generally Accepted in the United States).

“We made solid progress this quarter, with the addition of 10 new customers worldwide, the highest services revenue in nearly three years, and 9% year-over-year revenue growth,” said T. Curtis Holmes, MetaSolv’s President and Chief Executive Officer. “This quarter, we gained further traction in the mobile, IP and VoIP service provider markets, with new customer wins and by continuing to provide our compelling solutions to our global customers, expanding and enabling their next-generation service deployments.”

Highlights of MetaSolv’s first quarter operating and financial results include:

•	The addition of 10 new customers in the quarter:

•	Three new customer wins for M6, including a new VoIP win with KMC Telecom, which selected MetaSolv’s full VoIP service fulfillment suite, with MetaSolv’s service activation and network mediation solutions, coupled with M6 for next-generation inventory management;

•	Three new service activation wins, including the largest incumbent operator in Mexico to support IP VPN provisioning, reinforcing our market leadership in this key segment;

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MSLV Announces First Quarter Results

•	Four new wireless customers, including two for our network mediation solution, further expanding our penetration of the mobile market;

•	A license extension with the leading national service provider in Canada to enable its market entry for IPTV;

•	Growth of 38% in professional services revenues as a result of new license wins, supporting key implementations focused on inventory management, IP VPN provisioning, VoIP, and legacy product transitions.

“MetaSolv’s primary goal is to achieve profitable growth. With the concerted efforts of our experienced team, we expect to again increase our revenue in the second quarter, continue decreasing our costs and return to positive EBITDA, leading us to positive earnings per share later this year,” concluded Holmes. “Our strong sales pipeline for both licenses and services supports our confidence in our revenue objectives. MetaSolv remains steadfast in its commitment to operational excellence and increased growth.”

Based on the company’s results for the first quarter, the pipeline of potential contracts, and expectations concerning the business environment, MetaSolv today established its guidance for revenues for the second quarter of 2005 in a range of $21 million to $23 million, compared with $20.2 million for the second quarter of 2004. The company also established guidance for its net loss for the period of between $0.02 and $0.05 per share. The projected net loss includes approximately $0.4 million in amortization of intangible assets and $0.4 million in stock compensation expense. Excluding these charges, the company expects to report pro forma results of between break-even and a net loss of $0.03 per share.

Conference call notice

MetaSolv will hold a conference call to discuss this press release today at 5:00 p.m. Eastern time. Investors may listen to the conference call over the Internet by going to www.metasolv.com and clicking Investors, or by going to www.streetevents.com. Please visit the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a dial-in telephone replay of the conference call will be available from 8:00 p.m. ET on Thursday, April 28, through Thursday, May 5. The dial-in replay number is 719-457-0820, and the confirmation number is 4343000.

About MetaSolv

MetaSolv, Inc is a global leader in comprehensive service fulfillment software solutions for communications service providers. MetaSolv’s multi-service order management, inventory management, and service activation capabilities automate the order-to-activate provisioning process for traditional and next-generation IP-based wireline and mobile service providers. More than 180 global service providers – including Brasil Telecom, BT, Cable & Wireless, O2, T-Mobile, Vodafone, and others – use MetaSolv’s solutions to achieve increased revenues, reduced costs, and enhanced customer service. MetaSolv is a global company, headquartered in Plano, Texas.

MetaSolv is a registered trademark. The MetaSolv logo is a trademark of MetaSolv Software, Inc. All other trademarks are property of their respective owners.

This press release contains forward-looking statements that are based upon current expectations and assumptions and involve a number of risks and uncertainties. Actual results could differ materially from MetaSolv’s current expectations. MetaSolv assumes no obligation to update any such forward-looking

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MSLV Announces First Quarter Results

statement. Using the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, MetaSolv cautions you that these statements may be affected by the important factors, among others, described in the documents and reports filed by MetaSolv from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for 2004 and subsequent Quarterly Reports on Form 10-Q, as well as by other factors, including, but not limited to: the variance of quarterly operating results; the Company’s ability to successfully manage and integrate acquisitions; the Company’s reliance on sales of its software; the need to expand sales and distribution capabilities; the need to expand to new customer markets; the Company’s continued use of strategic relationships; its ability to manage growth; the Company’s international operations; its ability to meet customer expectations; the quality of the Company’s software delivered; competition; consolidation within the telecommunications industry; limitations on the ability of customers to obtain adequate financing; and the Company’s ability to reduce its cost structure.

METASOLV, INC.

Summary Financial Information

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2005	2004
Revenues	$21,360	$19,565
Loss from operations	$(2,057)	$(6,461)
Net loss	$(2,055)	$(6,422)
Basic and diluted loss per share	$(0.05)	$(0.17)
Basic and diluted weighted average shares outstanding	40,829	39,674

Pro forma(1)
Net loss	$(1,335)	$(3,133)
Basic and diluted loss per share	$(0.03)	$(0.08)

(1)	See page 7 for a complete reconciliation of pro forma results with those reported under Generally Accepted Accounting Principles.

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MSLV Announces First Quarter Results

METASOLV, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2005	2004
Revenues:
License	$5,951	$5,906
Professional services	5,294	3,846
Maintenance	10,115	9,813

Total revenues	21,360	19,565

Cost of revenues:
License	59	173
Services and maintenance	8,583	7,133
Amortization of intangible assets	423	1,064

Total cost of revenue	9,065	8,370

Gross profit	12,295	11,195

Operating expenses:
Research and development	6,335	7,040
Sales and marketing	5,529	5,708
General and administrative	2,488	2,760
Restructuring and other costs	—	2,148

Total operating expenses	14,352	17,656

Loss from operations	(2,057)	(6,461)
Interest and other income, net	251	138
Loss on investments	—	15

Loss before taxes	(1,806)	(6,308)
Income tax expense	249	114

Net loss	$(2,055)	$(6,422)

Basic and diluted loss per share	$(0.05)	$(0.17)
Basic and diluted weighted average shares outstanding	40,829	39,674

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MSLV Announces First Quarter Results

METASOLV, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2005	2004
Revenues:
License	$5,951	$5,906
Services	5,294	3,846
Maintenance	10,115	9,813

Total revenues	21,360	19,565

Cost of revenues:
License	59	173
Services and maintenance	8,526	7,130

Total cost of revenue	8,585	7,303

Gross profit	12,775	12,262

Operating expenses:
Research and development	6,234	7,029
Sales and marketing	5,495	5,702
General and administrative	2,383	2,688

Total operating expenses	14,112	15,419

Loss from operations	(1,337)	(3,157)
Interest and other income, net	251	138

Loss before income taxes	(1,086)	(3,019)
Income tax expense	249	114

Net loss	$(1,335)	$(3,133)

Basic and diluted loss per share	$(0.03)	$(0.08)
Basic and diluted weighted average shares outstanding	40,829	39,674

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MSLV Announces First Quarter Results

METASOLV, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2005	December 31, 2004
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$11,235	$11,858
Marketable securities	23,244	23,354
Trade accounts receivable, less allowance for doubtful accounts of $2,076 in 2005 and $2,110 in 2004	13,063	12,482
Unbilled receivables	2,676	1,156
Prepaid expenses	1,964	2,842
Other current assets	601	657

Total current assets	52,783	52,349

Property and equipment, net	6,007	6,685
Intangible assets	2,364	2,787
Other assets	948	945

Total assets	$62,102	$62,766

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,650	$4,780
Accrued expenses	19,458	19,644
Deferred revenue	9,888	7,350

Total current liabilities	32,996	31,774

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.005 par value, 100,000,000 shares authorized, shares issued and outstanding: 41,611,257 in 2005, and 40,937,985 in 2004	208	205
Additional paid-in capital	150,412	148,772
Deferred compensation	(1,547)	(229)
Accumulated other comprehensive income	214	370
Accumulated deficit	(120,181)	(118,126)

Total stockholders’ equity	29,106	30,992

Total liabilities and stockholders’ equity	$62,102	$62,766

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MSLV Announces First Quarter Results

METASOLV, INC.

RECONCILIATION OF PRO FORMA NET LOSS AND ADJUSTED EBITDA TO NET LOSS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2005	2004
Net loss	$(2,055)	$(6,422)
Amortization of intangible assets	423	1,064
Stock compensation expense	297	92
Restructuring and other costs	—	2,148
Gain on investments	—	(15)

Pro forma net loss	$(1,335)	$(3,133)

Pro forma net loss	$(1,335)	$(3,133)
Depreciation and amortization	849	1,411
Interest and other income, net	(251)	(138)
Income tax expense (benefit)	249	114

Adjusted EBITDA	$(488)	$(1,746)

The company’s pro forma results should not be considered a measure of financial performance under Accounting Principles Generally Accepted in the United States (“US GAAP”). Items excluded from these results are significant components in understanding and assessing financial performance. Pro forma results are an analytical indicator used by management to evaluate company performance and allocate resources. Pro forma results should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because pro forma results are not a measurement determined in accordance with US GAAP, and are thus susceptible to varying calculations, they may not be comparable, as presented, to other similarly titled measures of other companies. Net loss is the financial measure calculated and presented in accordance with US GAAP that is most comparable to MetaSolv’s pro forma results, as defined.

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